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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We consent to the incorporation by reference in this Registration Statement of Mattel, Inc. on Form S-3 of our report dated February 4, 1993, on our audit of the consolidated financial statements and financial statement schedules of Fisher-Price, Inc. for the fiscal year ended January 3, 1993, which report is included in the Mattel, Inc. Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts".


COOPERS & LYBRAND L.L.P.

Rochester, New York
February 29, 1996